                                                                    Exhibit 4.3


                            FORM OF SERIES B WARRANT


NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, INCLUDING RULE 144, OR APPLICABLE STATE SECURITIES LAWS.

         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN


                               VITAL LIVING, INC.

                  SERIES B REDEEMABLE WARRANT FOR THE PURCHASE
                                       OF
                 _______ SHARES OF COMMON STOCK, PAR VALUE $.001


                                                               NOVEMBER__, 2002

        THIS CERTIFIES that, for value received, __________________ (together with all permitted assigns, the "Holder") is entitled to subscribe for, and purchase from, VITAL LIVING, INC., a Nevada corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on the date immediately following the date first set forth above (the "Initial Exercise Date") and terminating at 5:00 p.m., ___________ City local time, on the fifth anniversary of the Initial Closing Date (as such term is defined in the Confidential Private Placement Memorandum) (the "Exercise Period"), ________ shares of Common Stock, exercisable at an exercise price per share equal to One Dollar and Sixty Five Cents ($1.65) (the "Series B Warrant Price")); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The public resale of the Series B Warrant Shares is subject of a registration statement to be filed by the Company after the Closing Dated (the "Resale Registration Statement"), as more fully described in the Memorandum and the exhibits thereto, as well as Rule 144 (or any other applicable rule of the Securities and Exchange Commission) governing the resale of the Series B Warrant Shares.

        Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a "Series B Warrant Share."

        SECTION 1 EXERCISE OF WARRANT.

               (a) This Warrant may be exercised during the Exercise Period, either in whole or in part, by notice given by facsimile or email, followed by the (i) the payment of the exercise price, which may be effected by wire transfer or bank cashier's check payable to the order of the Company in an amount equal to the product of the Series B Warrant Exercise Price and the number of Series B Warrant Shares for which this Series B Warrant is being exercised and (ii) the manual surrender of this Warrant (with the election at the end hereof duly executed), to the Company at its office at 5080 N. 40th Street, Suite 105, Phoenix, Arizona 85018-2147, or at such other place as is designated in writing by the Company.

               (b) Notwithstanding the foregoing Section (a), if, and only if, there is not a Resale Registration Statement currently in effect, the Warrant Holder shall have the option to effectuate payment of the Series B Exercise Price by a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Series B Warrant Shares to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant Holder shall surrender this Warrant for that number of Series B Warrant Shares determined by
(i) multiplying the number of Series B Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the bid price of one share of the Common Stock on the Trading Day immediately preceding the Exercise Date. The term " Per Share Warrant Value" shall mean, with respect to any exercise (in whole or in part) of this Warrant the difference resulting from subtracting the Series B Exercise Price from the bid price of one share of Common Stock on the trading day immediately preceding the Exercise Date.

        SECTION 2 RIGHTS UPON EXERCISE; DELIVERY OF SECURITIES.

        Upon each exercise of the Holder's rights to purchase Series B Warrant Shares, the Holder shall be deemed to be the holder of record of the Series B Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Series B Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, but in no event later than 5 Business Days after the exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Series B Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. For purposes of this agreement, term Business Day shall mean any day that banks are open in New York City. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Series B Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

        SECTION 3 REGISTRATION OF TRANSFER AND EXCHANGE.

        Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Series B Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

        SECTION 4 RESERVATION OF SHARES.

        The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Series B Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of shareholders.

        SECTION 5 ANTIDILUTION.

        (a) In the event that the Company shall at any time after the Initial Exercise Date: (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock,(ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Series B Exercise Price in effect at the time of the record date for the determination of shareholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Series B Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

        (b) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        (c) In any case in which this Section 5 shall require that an adjustment in the number of Series B Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Series B Warrant Shares, if any, issuable upon such exercise over and above the number of Series B Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

        (d) Whenever there shall be an adjustment as provided in this Section 5, the Company shall within fifteen (15) days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Series B Warrant Shares issuable and the Series B Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

        (e) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the average closing sale price (or average of the closing bid and asked prices, if closing sale price is not available) of Common Stock for the ten (10) trading days ending on and including the date of exercise of this Warrant.

        (f) No adjustment in the Series B Exercise Price shall be required if such adjustment is less than Five Cents ($.05); provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

        (g) Upon each adjustment of the Series B Exercise Price pursuant to
Section 5 (a), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant Certificate by the Series B Exercise Price in effect prior to such adjustment and dividing the product so obtained by the new Series B Exercise Price.

               (h) Issuance of Additional Shares of Common Stock. If the Company, at any time while this Warrant is outstanding, shall issue any additional shares of Common Stock (otherwise than as provided in Section 4a), at a price per share less than One Dollar ($1.00), then the Series B Exercise Price upon each such issuance shall be adjusted and reset to such issuance price. The provisions of this subsection (h) shall not apply (i) under any of the circumstances for which an adjustment is provided in Section 5(a) or (ii) to any issuance of shares of Common Stock (or shares of Common Stock issuable upon the exercise of securities convertible into shares of Common Stock with an exercise price or a conversion price less than $1.00) if such securities were issued to consultants, employees or other service providers, or to third party vendors to satisfy amount owed (collectively referred to as "Consultant/Obligor Shares"); provide that the amount of Consultant/Obligor Shares issued in any rolling 12 month period cannot exceed the greater of 1,600,000 shares of Common Stock or 10% of the actual number of shares of Common Stock issued and outstanding (assuming the conversion of the Series Preferred Stock) and any grant to any one individual may not exceed 500,000 shares of Common Stock. No adjustment of the Series B Exercise Price shall be made under this subsection (h) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Series B Exercise Price as a result of any dividend or distribution payable in Common Stock or convertible securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Series B Exercise Price.

        SECTION 6 RECLASSIFICATION; REORGANIZATION; MERGER.

        (a) In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Series B Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Series B Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

               (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

               (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

        SECTION 7 NOTICE OF CERTAIN EVENTS.

        In case at any time the Company shall propose:

           (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

           (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

           (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

           (d) to effect any liquidation, dissolution, or winding-up of the Company; or

           (e) to take any other action which would cause an adjustment to the Series B Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Series B Exercise Price.

        SECTION 8 CALL OF THE WARRANTS BY THE COMPANY.

           (a) Provided that the Resale Registration Statement is currently effective and remains effective through the Call Date (as hereinafter defined) with respect to the Series B Warrant Shares, the Company shall have the right to call any or all of the Warrants, at any time or from time to time, at $.05 per Warrant on or after the first anniversary of the Initial Exercise Date in the event that (i) the Closing Price (as determined in accordance with

Section 8(d) hereof) for the Company's shares of Common Stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective Series B Exercise Price and (ii) no less than 4 of such 20 days occur during the last 5 trading days ending on the date of the notice of the call. Upon any such call, the Company shall purchase, on the Call Date, all Warrants which have not been exercised.

           (b) Notice of the call shall be sent via facsimile or email at least 30 days prior to the date scheduled for such purchase (the "Call Date") and shall be given to the Warrant Agent and the Holders in accordance with the provisions hereof. Each Holder shall continue to have the right to exercise the Warrant until the close of business on the Business Day immediately preceding the Call Date. No less than one business day prior to the Call Date, the Company shall set aside in escrow funds sufficient to purchase all of the Warrants called for redemption which are outstanding at the close of business on the date when the right to exercise expired.

           (c) If less than all the Warrants are to be redeemed, the Company shall select the Warrants to be redeemed pro-rata among all the Holders.

           (d) The Closing Price for each day shall be the last reported sale price regular way.

        SECTION 9 CHARGES AND TAXES.

           The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        SECTION 10 PERIODIC REPORTS.

           The Company agrees that following the Initial Exercise Date and until all the Series B Warrant Shares shall have been sold pursuant to an effective registration under the Securities Act, it shall keep current in filing all reports, statements, and other materials required to be filed with the Commission to permit holders of the Series B Warrant Shares to sell such securities under an effective registration statement under the Securities Act.

        SECTION 11 LEGEND.

           Until sold pursuant to the provisions of Rule 144 or an effective registration statement, the Series B Warrant Shares issued on exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates representing the Series B Warrant Shares shall bear the following legend:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

        SECTION 12 LOSS; THEFT; DESTRUCTION; MUTILATION.

           Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

        SECTION 13 SHAREHOLDER RIGHTS.

           The Holder of this Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.


        SECTION 14 FIVE PERCENT LIMITATION.

           At no time may the Warrant Holder exercise this Warrant such that the number of Series B Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Warrant Holder beneficially or deemed beneficially owned by the Warrant Holder would result in the Warrant Holder owning more than 4.9% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. As of any date prior to the Exercise Date, the aggregate number of shares of Common Stock into which this Warrant is exercisable, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by such Warrant Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date.

        SECTION 15    GOVERNING LAW.

               This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.


                                     VITAL LIVING, INC.


                                     By:
                                         -------------------------------------
                                         Bradley D. Edson
                                         Chief Executive Officer


[Seal]


-------------------------------------
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

        FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock, without par value, of Vital Living, Inc., a Nevada corporation (the "Company"), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
      ----------------------


                                Signature
                                         -----------------------

                                     NOTICE


        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant.

                              ELECTION TO EXERCISE


To:     Vital Living, Inc.
        5080 N. 40th Street, Suite 105
        Phoenix, Arizona 85018-2147

        The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock, without par value ("the Common Stock"), of Vital Living, Inc., a Nevada corporation (the "Company"), covered by the within Warrant and tenders payment herewith in the amount of [____] Dollars ($___) in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:






     (Print Name, Address, and Social Security or Tax Identification Number)

and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                          Name
      ---------------------------                   ---------------------------
                                                    (Print)


Address:


                                                    ---------------------------
                                                           (Signature)